Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2025, with respect to the financial statements of Houston American Energy Corp. (now known as Abundia Global Impact Group, Inc.) for the year ended December 31, 2024 included in the Annual Report on Amendment No. 1 to Form 10-K/A.

/s/ Marcum llp

Houston, Texas

January 23, 2026